UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

OCZ TECHNOLOGY GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-53633	04-3651093
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6373 San Ignacio Avenue, San Jose, CA	95119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 733-8400

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 24, 2010, OCZ Technology Group, Inc. (“OCZ”) announced its entering into a Distribution Agreement (the “Agreement”) with Bell Microproducts Canada — Tenex Data ULC, an affiliate of Bell Microproducts, Inc. (“Bell Micro”).
The Agreement appoints Bell Micro as a non-exclusive distributor of OCZ’s products and/or services within North America. Under the Agreement, Bell Micro is not prohibited from selling or distributing products that are similar to OCZ’s products. Bell Micro agrees to create a distribution program to market and promote OCZ’s products, and OCZ agrees to provide reasonable technical training and support to Bell Micro. Neither Bell Micro is required to purchase from OCZ, nor OCZ is required to sell to Bell Micro, any specific amount, volume or number of units of OCZ’s products in any given time period. No orders have been received from Bell Micro as of the date of this filing.
The Agreement provides that the initial term will be one year, and that it will be extended automatically for successive one year terms unless terminated by the parties. The Agreement may be terminated by Bell Micro or OCZ at anytime for convenience, without incurring any liability to the other party, by giving the other party ninety days prior written notice.
The foregoing description of the Agreement is qualified in its entirety by reference to the Distribution Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.
On February 24, 2010, OCZ issued a press release announcing the signing of the Distribution Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(a) Exhibits.
The exhibits are furnished pursuant to Item 1.01 and shall not be deemed to be “filed.”

Exhibit
No.	Document Description
99.1	Press Release issued by OCZ Technology Group, Inc. dated February 24, 2010

99.2	Distribution Agreement between OCZ and Bell Microproducts

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCZ TECHNOLOGY GROUP, INC.
By:	/s/ Kerry T. Smith
Kerry T. Smith
Chief Financial Officer

Date: February 25, 2010

EXHIBIT INDEX

Exhibit
No.	Document Description
99.1	Press Release of OCZ Technology Group, Inc. dated February 24, 2010

99.2	Distribution Agreement between OCZ and Bell Microproducts